EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. for the year ended June 30, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. for the stated period.

	/s/ Patrick W. Galley	/s/ Jonathan M. Mohrhardt
	Patrick W. Galley President, RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.	Jonathan M. Mohrhardt Chief Financial Officer and Treasurer, RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.
Dated:	9/9/19

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.